UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2014

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Arrangements with Certain Officers.

A. On June 26, 2014, the Compensation Committee (“Compensation Committee”) of the Board of Directors of International Rectifier Corporation (the “Company”) made restricted stock unit (“RSU”) awards to certain key employees, including the following named executive officers of the Company (“Named Officers”): President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President and Chief Operations Officer, Gary Tanner; Executive Vice President, GaN Technologies, Michael Barrow; and Senior Vice President, Global Sales, Adam White.

The Named Officers were granted two types of RSU awards: (i) RSU awards that vest over the employee’s service with the Company (“Time-Based RSUs”), and (ii) RSU awards that vest on the satisfaction of a specified performance condition (“Performance RSUs”), as follows:

		Performance RSUs
	Time-Based	Minimum	Target Vesting	Maximum
Named Officer	RSUs	Vesting Quantity	Quantity	Vesting Quantity
Oleg Khaykin	80,000	0	126,530	151,830
Ilan Daskal	20,000	0	26,630	31,960
Gary Tanner	20,000	0	26,630	31,960
Michael Barrow	18,000	0	23,980	28,770
Adam White	20,000	0	26,630	31,960

All RSU awards were made under the Company’s 2011 Performance Incentive Plan (the “Plan”).

Time-Based RSUs.  For the Time-Based RSUs, one third of the RSU award vests on each of the first three anniversaries of the grant date, subject to continued service with the Company and the other terms and conditions of the Plan and applicable award agreement. The RSU award agreement under which the Time-Based RSUs were granted is substantially in the form set forth in Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 20, 2013 for the Company’s fiscal year ended June 30, 2013 (the “Time-Based RSU Agreement”).

The Time-Based RSUs would generally be forfeited on a termination of employment, although a portion of the award would vest in the event of death or permanent disability.  Additionally, the Time-Based RSU Agreement provides for acceleration of vesting in the event that a Change in Control (as defined in the Time-Based RSU Agreement) occurs and the holder’s employment is terminated by the Company without “Cause” or by the holder for Good Reason (as each of “Cause” and “Good Reason” are defined in the Time-Based RSU Agreement) within two years after the Change in Control, all on certain terms and conditions as set forth in the Time-Based RSU Agreement.  The description of the terms and conditions of the Time-Based RSU Agreement herein is qualified in its entirety by reference to the actual form of Time-Based RSU Agreement which is incorporated herein by this reference.

Performance RSUs. The Performance RSUs will vest on the last day of the first fiscal quarter of the Company’s fiscal year that ends in June 2018 (such fiscal quarter, the “Target Vesting Quarter,” and the last day of such quarter, the “Vesting Date”) based on the extent to which the Company’s “Final Average Share Price” (as defined below) for such fiscal quarter exceeds $27.66 (the closing price of the Company’s stock on June 26, 2014 and referred to as the “Base Price”).  The number of RSUs that vest on the Vesting Date shall be determined by multiplying (a) the target number of RSUs subject to the award, by (b) the “Vesting Percentage,” which percentage shall be determined as follows:

•                  If the Final Average Share Price for the Target Vesting Quarter is equal to one hundred and twenty-five percent (125%) of the Base Price, the Vesting Percentage shall be one hundred percent (100%).

•                  If the Final Average Share Price for the Target Vesting Quarter is greater than one hundred and twenty-five percent (125%) of the Base Price, the Vesting Percentage shall be increased above one hundred percent (100%) proportionately by four percent (4%) for each percentage point by which the percentage appreciation of the Final Average Share Price over the Base Price is greater than twenty-five percent (25%) (Including fractional percentages).  In no event, however, shall the Vesting Percentage exceed one hundred and twenty percent (120%).

•                  If the Final Average Share Price for the Target Vesting Quarter is less than one hundred and twenty-five percent (125%) of the Base Price, the Vesting Percentage shall be reduced below one hundred percent (100%) proportionately by four percent (4%) for each percentage point by which the percentage appreciation of the Final Average Share Price over the Base Price is less than twenty-five percent (25%) (including fractional percentages).

•                  If the Final Average Share Price for the Target Vesting Quarter is less than or equal to one hundred percent (100%) of the Base Price, the Vesting Percentage shall be zero.

In addition, if the Final Average Share Price for either the fourth fiscal quarter of the Company’s fiscal year that ends in June 2017 or the second fiscal quarter of the Company’s fiscal year that ends in June 2018 exceeds the Base Price, the award will vest on the last day of such fiscal quarter as to the number of RSUs determined under the formula described above (with such number being reduced by the number of any RSUs that vested in a prior fiscal quarter).

For the purposes of the award, “Final Average Share Price” means the unweighted average of the daily closing prices of the Company’s shares of common stock on the New York Stock Exchange for all trading days in the applicable fiscal quarter, adding back any ordinary or extraordinary cash dividends (without interest) paid by the Company on its common stock since the grant date of the award.

The vesting of Performance RSUs is generally subject to continued service with the Company through the end of the applicable fiscal quarter, except that if the holder’s employment terminates due to death or permanent disability, the award will remain open until the end of the performance period and may vest on a prorated basis to the extent the performance requirements described above are achieved.  Additionally, the Performance RSU Agreement (as defined below) provides for acceleration of the Vesting Date and determination of whether the performance condition has been met in the event of a Change in Control (as also defined in the Performance RSU Agreement).

In connection with making the awards of Performance RSUs, the Compensation Committee adopted a form of Performance RSU award agreement, substantially in the form set forth in Exhibit 10.1 filed herewith (“Performance RSU Agreement”). The description of the terms and conditions of the Performance RSU Agreement herein is qualified in its entirety by reference to the actual form of Performance RSU Agreement which is substantially in the form attached hereto as Exhibit 10.1 and incorporated herein by this reference.

B.  On June 26, 2014, the Compensation Committee established a short-term cash incentive bonus program for the Company’s 2015 fiscal year (“Program Period”) in which the executive officers of the Company, including the Named Officers, are eligible to participate.

Under the cash incentive bonus program, each participant is eligible to receive a cash bonus for the Program Period, expressed as a target bonus percentage of the participant’s annualized base salary, and determined through the achievement during the Program Period of a combination of performance goals established for the participant. The target bonus percentage for each Named Officer remained unchanged from the prior fiscal year, with the target bonus percentage being 100% for Mr. Khaykin and 70% for all other Named Officers.

The Program Period is divided into two measurement periods (each, a “Measurement Period”), comprised of the first two fiscal quarters of the Program Period (“First Half Period”) and the last two fiscal quarters of the Program Period (“Second Half Period”).  On June 26, 2014, the Compensation Committee established the performance goals for each participant’s bonus opportunity for the First Half Period.  For all Named Officers, the Compensation Committee established a mix of corporate goals based upon (i) the Company’s achievement of certain revenue and gross margin targets, and (ii) expense levels and/or other goals based on the participant’s function and areas of responsibility, in each case excluding extraordinary and one-time items.  The goals were weighted as follows (with the mix remaining unchanged from the prior fiscal year):

	Portion of Bonus Opportunity by Type of Goal
Named Officer	Company Revenue	Company Gross Margin	Functional Expense Levels	Functional Goals
Oleg Khaykin	40%	40%	20%	N/A
Ilan Daskal	40%	40%	20%	N/A
Gary Tanner	40%	40%	N/A	20%
Michael Barrow	20%	20%	N/A	60%
Adam White	50%	30%	20%	N/A

The Compensation Committee intends to establish goals for the Second Half Period near the beginning of the Second Half Period.  Each goal requires a threshold level of performance in order for a bonus to be awarded, with functional goals requiring that a threshold level of Company revenue and/or gross margin be achieved.  In no event will any bonus under the program exceed 200% of the participant’s applicable target bonus.

The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the cash incentive bonus program.  The actual bonus payout is subject to the Compensation Committee’s overall subjective review of each officer’s performance against any performance goals established for such officer, with the Compensation Committee having the right to adjust the amount of bonus payable based on its assessment of performance.

C.                     On June 26, 2014, in connection with its review of compensation matters for the Company’s fiscal year 2015, the Compensation Committee established base salaries for each of the Named Officers as set forth below:

Named Officer	Fiscal Year 2015 Base Salary
Oleg Khaykin	750,000
Ilan Daskal	375,000
Gary Tanner	350,000
Michael Barrow	357,000
Adam White	345,400

The Compensation Committee left unchanged from the prior fiscal year the base salaries for Messrs. Khaykin and Tanner, but increased the base salaries of Messrs. Daskal, Barrow and White by $7,000 annually from the prior fiscal year.  Separately, the Compensation Committee decided to eliminate automobile allowances for Named Officers, which had been in the amount of $6,720 annually and applicable only to Messrs. Daskal, Barrow and White.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Form of Performance Stock Unit Award Agreement for Fiscal Year 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
		Name:	Timothy E. Bixler
		Title:	Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance Stock Unit Award Agreement for Fiscal Year 2014